UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2011

GOLFSMITH INTERNATIONAL

HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 837-8810

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 25, 2010, the Compensation Committee of Golfsmith International Holdings, Inc. (the “Company”) authorized awards under the Company’s 2006 Incentive Compensation Plan (the “Plan”) of performance shares to certain named executive officers of the Company. A description of the material terms and conditions of these awards and the number of performance shares awarded to the Company’s named executive officers is set forth below.

	Number of Performance Shares
Name and Principal Position	Low	High

Martin E. Hanaka
Chairman of the Board of Directors and Chief Executive Officer	15,000	60,000

Sue E. Gove
Executive Vice President, Chief Financial Officer and Chief Operating Officer	11,250	45,000

Steven Larkin
Senior Vice President, Direct	7,500	30,000

The number of performance shares that are earned by an executive officer will be based on the Company’s achievement of EBITDA (net income adjusted to exclude net interest expense, income taxes, depreciation, amortization and gain or loss on sale of capital assets) targets for 2011. The maximum number of performance shares that may be earned by each executive officer is shown in the table set forth above. Following issuance of the Company’s 2011 audited financial statements, the number of performance shares that are earned (if any) will be automatically converted into an equal number of shares of common stock of the Company in the form of restricted stock under the Plan, provided that the holder continues to be employed by the Company on the date of such conversion (the “conversion date”). If the holder’s employment with the Company is terminated under any circumstances prior to the conversion date, all of his or her performance shares will be forfeited. One-third of the restricted stock will vest on each of the first, second and third anniversaries of the initial award date of the performance shares, subject to automatic forfeiture if the holder’s employment with the Company terminates under any circumstances prior to the vesting date. Upon a change of control of the Company (as such item is defined in the Plan) any outstanding performance shares will be converted to restricted stock as described above based on the Company’s 2011 EBITDA through the end of the month preceding the change of control date compared to a correspondingly pro-rated portion of the 2011 EBITDA targets, and any restricted stock received or held by an executive officer will be fully vested. A holder of performance shares will have no rights of a stockholder. A holder of restricted stock will have all rights of a stockholder, including dividend and voting rights.

Consistent with past practice as described in the Company’s 2010 proxy statement and other filings, the Board of Directors, after consultation with the Compensation Committee, also approved annual awards of 25,000 and 30,000 Nonqualified Stock Options (NSO) under the Plan to Mr. Larkin and Ms. Gove, respectively, based on the closing price of the Company’s common stock on February 25, 2011, which vest and become exercisable by each participant in five equal installments on each anniversary of the grant date over the next five years. The general terms and conditions of the NSOs are contained in the form of notice of option grant and award agreement attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 – Notice of Option Grant and Nonqualified Stock Option Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

March 3, 2011	By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibits Index

Exhibit No.	Description

Exhibit 10.1	Notice of Option Grant and Nonqualified Stock Option Award Agreement.

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